UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2017

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102
Las Vegas, NV 89119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-939-0231

____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 3, 2017, the Board of Directors of the Company appointed Mr. Virland A. Johnson to serve as the Chief Financial Officer of the Company effective immediately. Mr. Jon Isaac will no longer serve as Chief Financial Officer of the Company but will remain as Chief Executive Officer, President and as a Director of the Company.

Mr. Johnson joined the Company in November 2016 as a consultant. Mr. Johnson was Sr. Director of Revenue for JDA Software for the last six years, where he was responsible for revenue recognition determination, sales and contract support while acting as a subject matter expert. Prior to joining JDA, Mr. Johnson provided leadership and strategic direction while serving in C-Level executive roles in public and privately held companies such as Cultural Experiences Abroad, Inc., Fender Musical Instruments Corp., Triumph Group, Inc., Unitech Industries, Inc. and Younger Brothers Group, Inc. Mr. Johnson’s 25+ years of experience is primarily in the areas of process improvement, complex debt financings, SEC and financial reporting, turn-arounds, corporate restructuring, global finance, merger and acquisitions and returning companies to profitability and enhancing shareholder value. Early on in his career, Mr. Johnson worked in public accounting while attending Arizona State University. Mr. Johnson holds a Bachelor’s degree in Accountancy from Arizona State University, and is a licensed Certified Public Accountant in Arizona.

Pursuant to the terms of an employment agreement dated January 3, 2017, by and between Mr. Johnson and the Company, Mr. Johnson shall receive an annual base salary of $185,000 and be eligible to participate in all benefit programs or plans sponsored by the Company. The Company shall pay or reimburse Mr. Johnson for reasonable expenses incurred or paid in the performance of his duties in accordance with the generally applicable policies and procedures of the Company. If Mr. Johnson is terminated by the Company or if he terminates his employment, he shall be entitled to (i) his annual base salary through the termination date, (ii) any accrued but unused paid time off as of the termination date and (iii) reimbursement for outstanding, but unreimbursed business expenses as of the termination date.

On January 3, 2017, the Company granted Mr. Johnson an aggregate of 20,000 incentive stock options under the Company’s 2014 Omnibus Equity Incentive. The options are exercisable for cash. The vesting schedule and exercise price of the options are as follows:

Options	Vesting Schedule	Number of Options	Exercise Price
Option A	12 months	4,000	$23.4100
Option B	24 months	4,000	$27.6000
Option C	36 months	4,000	$31.7400
Option D	48 months	4,000	$36.5010
Option E	60 months	4,000	$41.9762

There are no family relationships between Mr. Johnson and any of the officers or directors of the Company. Mr. Johnson has not engaged in any related party transactions.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Virland A. Johnson, dated January 3, 2017
10.2	Incentive Stock Option Agreement between the Company and Virland A. Johnson, dated January 3, 2017
99.1	Press Release, dated January 5, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2017	Live Ventures Incorporated

By: /s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer and President

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